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                                                                    Exhibit 99.1

                       __________________________________

                           CALIFORNIA MICROWAVE, INC.

               SUPPLEMENTAL EXECUTIVE DEFERRED COMPENSATION PLAN

                       __________________________________


                        [LOGO OF CALIFORNIA MICROWAVE]


                           Effective January 1, 1999
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                           CALIFORNIA MICROWAVE, INC.
               SUPPLEMENTAL EXECUTIVE DEFERRED COMPENSATION PLAN

     California Microwave, Inc., a Delaware corporation ("Company") has adopted this Supplemental Executive Deferred Compensation Plan ("Plan") effective as of January 1, 1999.

1.  PURPOSE
--  -------

     The primary purpose of the Plan is to provide deferred compensation to a select group of management and highly compensated employees through an unfunded "top hat" arrangement exempt from the fiduciary, funding, vesting, and plan termination insurance provisions of Title I and Title IV of the ERISA. More specifically, the Company has adopted this Plan to provide a select group of Employees with the opportunity to defer their compensation, to invest their deferrals in Phantom Stock and to receive additional Phantom Stock as Matching Contributions. The purposes of this Plan also include the deferral of payment of fees to be earned by outside directors, i.e. members of the Board who are not officers or common-law employees of the Company, within the meaning of Section 3121 of the Code, and the investment of such deferrals in units of Phantom Stock.

2.  DEFINITIONS AND CAPITALIZED TERMS
--  ---------------------------------
     The capitalized terms, set forth in alphabetical order defined below, are used throughout the Plan.

(a) "Account" refers to the bookkeeping entries established and maintained by the Company or the Committee for the purpose of recording (i) the amounts of Compensation deferred by an Employee and Matching Contributions made by the Company under this Plan, (ii) any interest accruals or investment earnings with respect to those amounts, and (iii) any distributions to an Employee or Beneficiary.

(b) "Beneficiary" refers to the person or entity selected to receive any portion of an Employee's Account that has not been distributed from the Plan at the time of the Employee's death. Such designation shall be on a form provided or approved by the Plan Administrator. In the event a married Employee designates someone other than his or her spouse as sole, primary Beneficiary, such initial designation or subsequent change shall be invalid unless the spouse consents in a writing which names the designated Beneficiary. If an Employee fails to designate a Beneficiary or no designated Beneficiary survives the Employee,
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     the Plan Administrator may direct payment of benefits to the following person or persons in the order given below:

          The Employee's

(i)   spouse,
(ii)  descendants, per stirpes,
(iii) parents,
(iv)  brothers and sisters, or
(v)   estate of the Participant.

(c) "Board" or "Board of Directors" refers to the Board of Directors of the Company.

(d) "Change in Control" has the meaning specified in Section 280G of the Code and the regulations thereunder.

(e) "Code" refers to the Internal Revenue Code of 1986, as amended from time to time.

(f) "Committee" or "Administrative Committee" refers to the officers of the Company who act on behalf of the Company in discharging the Company's duties as the Plan Administrator. Notwithstanding any other provision of the Plan document, to the extent permitted by law, any member of the Committee or any other officer or employee of the Company who exercises discretion or authority on behalf of the Company shall not be a fiduciary of the Plan merely by virtue of his or her exercise of such discretion or authority. The Board shall identify the Company officers who shall serve as members of the Committee. Absent a designation to the contrary, the Vice President and Secretary of the Company shall act on behalf of the Company and the Committee. Because this Plan is a "top hat" arrangement, the Committee shall not be subject to the fiduciary duties imposed by the provisions of Part 4 of Title I of ERISA.

(g)  "Common Stock" refers to the Company's voting common stock.

(h) "Company," "Corporation" or "Employer" refers to California Microwave, Inc., a Delaware corporation.

(i) "Compensation" refers to an Employee's gross salary, including base salary, commissions, bonuses or awards, payable by the Company after an Employee first becomes eligible to participate in the Plan and during the period through which such participation continues. As a general rule, the Compensation subject to deferral under this Plan is the Employee's base salary and bonus under the Company's Executive Incentive Program. For outside directors, "Compensation" refers to directors fees payable by the Company after the outside director first becomes eligible to participate in this Plan and during the period through which such participation continues. For the 1999 Plan Year, the Compensation an outside director may defer under the Plan is limited to fees first payable by the Company after December 31, 1998, for services to be rendered after that date.

(j) "Disabled" or "Disability" refers to a physical or mental condition of an Employee which (i) occurs after an Employee first defers Compensation under this Plan, (ii) results from an injury, disease or disorder, and (iii) renders the Employee totally and permanently incapable of continuing in his or her customary employment with the Company. In determining whether an Employee is disabled, the Committee may rely upon the conclusions of any insurance carrier that has issued a policy of disability income insurance covering the Employee or upon the conclusions of any physician acceptable to the Committee. An Employee automatically will satisfy the requirements under this Plan, with respect to submission of evidence of disability, throughout the period that he or she remains qualified for Social Security disability benefits. Any Employee who believes that he or she is entitled to any advantage, benefit or other consideration under the Plan as a result of being Disabled shall apply to the Committee for such consideration and shall provide any evidence of Disability which the Committee in its sole discretion may request in a manner consistent with the Americans with Disabilities Act of 1990 and other relevant laws.

(k) "Effective Date" refers to January 1, 1999, with respect to Compensation first earned, determined or payable after that date.

(l) "Employee" refers to any employee, within the meaning of Section 3121(d) of the Code, who is highly compensated or who is a member of management and who is selected by the Company to participate in this Plan. Specifically, the Plan is made available to employees whose duties and activities within the Company have strategic import for the success of the entire Company. These are employees who have assumed an obligation to invest and hold a certain percentage of their Compensation in Phantom Stock or in shares of Company common stock. Where the Plan Administrator considers appropriate in applying the provisions of this Plan, the term Employee shall include only persons who are Participants or Inactive Participants under Plan. Where required by context, the term "Employee" shall include references to members of the Company's Board who are not officers or common-law employees of the Company, within the meaning of Code Section 3121. To the extent necessary for the orderly administration of the Plan, all definitions and other provisions of the Plan shall be construed in a manner consistent with participation by outside directors and with their deferral of the inclusion of fees into gross income for federal and state income tax purposes.

(m) "ERISA" refers to the Employee Retirement Income Security Act of 1974, as amended from time to time.

(n) "Hardship" refers to an Employee's immediate and heavy financial need caused by an unforeseeable emergency, as described in Treasury Regulations
     Section 1.457-2(h)(4) and (5). In general, but without limitation, the Plan Administrator shall approve a Hardship withdrawal from an Employee's Account if the reduction does not exceed the amount needed to pay for the following unreimbursed expenses: (i) medical expenses defined in Code
     Section 213(d) and incurred (or to be incurred) by the Employee, or his or her spouse or dependents (as described in Code Section 152) as a result of a sudden or unexpected illness or accident; (ii) loss of a participant's property as a result of a casualty or other extraordinary, unforeseeable circumstances attributable to forces beyond the participant's control; and
     (iii) other costs recognized by the Plan Administrator to pose an immediate and heavy financial need on the Employee as a result of an unforeseeable emergency or other factors beyond an Employee's control.

(o) "Inactive Participant" refers to an Employee who deferred Compensation under the Plan during a previous Plan Year but who does not defer any Compensation payable during the current Plan Year.

(p) "Matching Contributions" refers to amounts described in Section 5.6(a) below.

(q) "Participant" refers to an eligible Employee who elects to defer under the Plan part or all of his or her Compensation payable during the current Plan Year.

(r) "Phantom Stock" refers to an artificial unit of value, the amount of one unit of which varies with the value of one share of the Company's voting common stock. For purposes of distributions to a Participant, Inactive Participant or Beneficiary, the Plan may settle part or all of its obligation in cash or in stock in an amount determined with reference to the value of the Company's stock on the last business day before the date of distribution.

(s) "Plan Administrator" refers to the Company or the Committee as the context may require.

(t) "Plan Year" refers to the period of 12 consecutive months commencing on first day of January of each year.

(u) "Qualified Plan" refers to the Company's tax qualified individual account plan subject to the limits imposed by Code Sections 401(a)(4) and 415.

(v) "Service" and "Years of Service" refers to an Employee's periods of continuous employment with the Company measured from the Employee's most recent date of hire or rehire. Continuous employment includes vacations and other periods of paid or unpaid absence approved by the Company.

(w) "Termination of Employment" refers to an Employee's (i) separation from service with the Company, (ii) refusal or failure to return to work within five working days after the date requested by the Company, (iii) failure to return to work at the conclusion of a leave of absence. In the case of outside directors, "Termination of Employment" or "Termination" refers to the voluntary or involuntary cessation of all services as an outside director without the commencement or recommencement of service as an officer or common-law employee of the Company, within the meaning of Code
     Section 3121.

(x) "Trust" refers to a rabbi trust intended to satisfy the requirements of Revenue Procedures 92-64 and 92-65 of which a financial institution selected by the Company serves as trustee. The term "Trustee" shall include such financial institution and any successor Trustee under the Trust instrument.

3.  ELIGIBILITY
--  -----------

     The Company may, from time to time, in its sole discretion, designate by name those Employees of the Company who are eligible to participate in the Plan for one or more Plan Years and the date upon which each such Employee's participation may commence. All designated Employees shall be notified by the Company of their eligibility to participate. An Employee shall cease to be eligible when the Company so notifies such Employee in the Company's sole discretion. Additionally, an Employee shall not be eligible to participate in the Plan during the Plan

Year immediately following the Plan Year in which the Employee takes a Hardship withdrawal from the Plan. The effective date of any such ineligibility under the preceding two sentences shall be the first day of the Plan Year coinciding with or next following the date on which the Board or Committee provides the Employee with written notice of revocation of eligibility. An Employee's eligibility to participate in the Plan does not confer upon the Employee any right to any award, bonus or other remuneration of any kind.

     The Committee administering the Plan or in the case of outside directors a subcommittee on which no outside director participates ("Administrative Committee" or "Committee"), in its sole discretion, may designate from time to time those outside directors of the Company who are eligible to participate in the Plan for one or more Plan Years and the date upon which each such director's participation may commence. All designated outside directors shall be notified by the Committee of their eligibility to participate. An outside director shall cease to be eligible to defer Compensation under the Plan when he or she ceases to be an outside director or when the Committee, in its sole discretion, designates the outside director as no longer eligible to participate in the Plan. An outside director's eligibility to participate in the Plan does not confer upon the outside director any right to any fee, remuneration or right to continued participation, election or appointment of any kind.

4.  DEFERRAL OF COMPENSATION
--  ------------------------

4.1  Election to Defer
---  -----------------

          An Employee who is eligible to participate in the Plan may elect to defer the receipt of Compensation by completing a deferral election form provided or approved by the Committee. Pursuant to the deferral election form, an eligible Employee may make two separate deferral elections as follows: (1) an election to defer any whole percentage but no more than seventy percent (70%) of the Employee's base salary, and (2) an election to defer any whole percentage but no more than one hundred percent (100%) of his or her annual bonus or award under the Company's Executive Incentive Program and other bonus plans if any.
An Employee who elects to participate in the Plan must defer at least one thousand dollars ($1,000) in Compensation for each Plan Year in which he or she remains eligible to participate. At the time an Employee completes a deferral election form, the Employee must designate in writing the method in which the Compensation deferred for any Plan Year, adjusted under Section 5 below, shall be distributed from the Employee's Account.

          An outside director who is eligible to participate in the Plan may elect to defer the receipt of Compensation by completing a deferral election form provided or approved by the Company or Committee. Pursuant to the deferral election form, an eligible outside director may elect to defer any whole percentage of his or her Compensation. An outside director who elects to participate in the Plan must defer at least $1,000 in Compensation for each Plan Year in which he or she remains eligible to participate.

4.2  Date of Deferral
---  ----------------

          An eligible Employee must submit his or her deferral election form to the Committee no later than the last day of the deferral election period. The last day of the deferral election period shall be (a) the last day preceding the calendar year in which the eligible Employee will render the services for which he or she will receive any part of the Compensation payable to the Employee during that year; or (b) in the year in which an Employee first becomes eligible to participate, the Employee may make his or her election within the first 30 days after the date the Employee becomes eligible to participate. At the time of the deferral election, an eligible Employee must specify, on the Plan's enrollment form, the event or date upon the occurrence of which distributions are to commence under the Plan and the form in which such distributions shall be made.

          An eligible outside director must submit his or her deferral election form to the Committee no later than the last day of the deferral election period. The last day of the deferral election period shall be December 31st, the last day preceding the calendar year in which the eligible director will render the services for which he or she will receive any part of the Compensation payable during that calendar year. At the time of the deferral election, the outside director must specify, on the Plan's enrollment form, the event or date upon the occurrence of which distributions are to commence under the Plan and the form in which such distributions shall be made.

4.3  Multiple Elections
---  ------------------

          An election by an officer or common-law employee to defer Compensation shall be effective on the date an eligible Employee delivers a completed deferral election form to the

Committee; provided, however, that, if the eligible Employee delivers another properly completed deferral election form to the Committee prior to the close of the deferral election period described in Section 4.2, the deferral election on the form bearing the latest date shall control. After the last day of the election period, the controlling election made prior to the close of the period shall be irrevocable.

          An election by an outside director to defer Compensation shall be effective on the date an eligible outside director delivers a completed deferral election to the Committee; provided, however, that, if the eligible outside director delivers another properly completed deferral election form to the Committee prior to the close of the deferral election period described in
Section 4.2, the deferral election on the form bearing the latest date shall control. After the last day of the election period, the controlling election made prior to the close of the period shall be irrevocable.

4.4  Annual Elections
---  ----------------

          In order to defer any portion of Compensation earned in any calendar year, an eligible Employee or eligible outside director must submit at least one completed deferral election form during the one-month period immediately preceding the start of that calendar year. If an Employee or outside director fails to make such a submission before the start of the calendar year, the Employee or outside director will be deemed to have elected not to defer any Compensation for that calendar year.

4.5  No Hardship Adjustments
---  -----------------------

          After an annual election has taken effect for any Plan Year, a Participant may not increase or decrease the percentage or amount of Compensation to be deferred during that Plan Year; except that an Employee or outside director must cease all deferrals under the Plan if such cessation would relieve the Employee or outside director of one or more Hardships without any withdrawals under this Plan.

5.  DEFERRED COMPENSATION ACCOUNTS
--  ------------------------------

5.1  Maintenance of Accounts
---  -----------------------

          The Plan Administrator shall maintain one or more Accounts with respect to any Compensation deferred by an eligible Employee or outside director under Section 4 above.

The Plan Administrator may credit the Account with the full amount of Compensation deferred in any payroll period. If the Compensation deferred is subject to federal or state employment taxes (e.g. taxes under the Federal Insurance Contributions Act or Federal Unemployment Tax Act), said taxes may be withheld and deducted from a portion of the Employee's Compensation not deferred under this Plan. A Participant or Inactive Participant shall be fully vested at all times in amounts deferred under Section 4 above, as adjusted for any earnings, losses, interest accruals, administrative expenses or distributions as described below.

5.2  Investment Elections
---  --------------------

a.  Investment Options
    ------------------

          In accordance with rules, procedures and options which the Committee in its sole discretion may establish from time to time, a Participant shall have the right to direct the investment of his or her Account, except for any period of time during which the Company limits Account earnings to interest accruals under Section 5.4 below. Although the Company shall have the obligation to follow the Participant's investment directions, the Company, in its sole discretion, may satisfy its obligation from time to time in one or both of the following ways. First, the Company may invest assets allocable to the Participant's Accounts in the specific investments, in the specific amounts and for the specific periods directed by the Participant; and the Company must credit or charge the Participant's Accounts with the earnings, gains or losses resulting from such investments. Second, the Company may invest assets allocable to the Participant's Accounts in any manner, in any amount and for any period of time which the Company in its sole discretion may select; but the Company must credit or charge the Participant's Accounts with the same earnings, gains or losses that the Participant would have incurred if the Company had invested the assets allocable to the Participant's Accounts in the specific investments, in the specific amounts and for the specific periods directed by the Participant. In accordance with procedures established by the Plan Administrator, a Participant may change his or her investment directions once each calendar quarter. Such changes may be made in a writing delivered to the Company or the Committee no fewer than 15 days preceding the effective date of the change or as soon thereafter as permitted by law. Nothing in the preceding sentence shall prohibit the Plan Administrator from implementing a Participant's investment instructions within fewer than 15 days after receipt of said instructions. If this Plan is determined to be subject to the fiduciary provisions of Part 4 of Title I of ERISA, this Plan shall be treated as a Plan described in Section 404(c) of ERISA and Title 29 of the Code of Federal Regulations Section 2550.404c-1, in which Plan fiduciaries may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by a Participant or Beneficiary.

b.  Phantom Stock
    -------------

          The Company anticipates that, throughout the existence of the Plan, one of the investment options available to Participants and Inactive Participants shall be Phantom Stock, each unit of which shall be equal in value to one share of the Company's voting common stock. All amounts invested in Phantom Stock shall be treated as if they had been invested in shares of Company common stock purchased from the Company at fair market value as of the first day of the month following the date on which Compensation is withheld from the Employee's paycheck pursuant to a deferral election under this Plan or as soon thereafter as administratively feasible. Absent contrary investment instructions from an Employee, an Employee's election to defer Compensation under this Plan shall constitute consent by the Employee to the Plan Administrator's investing such deferred Compensation into units of Phantom Stock and to the Plan Administrator's retaining such Phantom Stock in the Employee's Account until the earlier of (i) ultimate distribution to the Employee or to his or her Beneficiary under the Plan or (ii) the receipt of new investment instructions from the Employee. Despite the foregoing, the Plan Administrator may but need not prohibit or delay the liquidation, disposition or acquisition of any Phantom Stock units by any Employee or outside director who is subject to short-swing trading liability under Section 16(b) of the Securities and Exchange Act of 1934 if said liquidation, disposition or acquisition may result in the imposition of such liability.

5.3  Investment Earnings or Losses
---  -----------------------------

          Except for any period of time during which the Company limits Account earnings to interest accruals under Section 5.4 below, any amounts credited to the Account of a Participant or Inactive Participant as a result of the deferral of all or part of his or her Compensation may increase or decrease as a result of the Company's investment of such amounts during the Plan Year, as described in Section 5.2 above. A ratable share of Plan investment earnings or losses under this

Section 5.3 shall be credited to the Account of a Participant or Inactive Participant, as determined in good faith by the Committee. At the sole discretion of the Committee, for any Plan Year, the Committee may allocate to the Participant's Account either (i) the full amount of the Participant's share of Plan investment earnings or losses or (ii) the full amount of such share adjusted for any federal, state or local income or employment taxes attributable to such earnings or losses. If the full amount of such investment earnings or losses are allocated to a Participant's Account, any federal, state or local income or employment tax consequences attributable to such earnings or losses under this Section 5.3 shall be borne by or inure to the benefit of the Company. The Participant and his or her Beneficiary understand and agree that they assume all risk in connection with any decrease in the value of the Compensation deferred under the Plan and invested in accordance with these Sections 5.2 or 5.3.

5.4  Interest Accruals
---  -----------------

          Prior to the start of any Plan Year, the Company may inform Participants and Inactive Participants in writing that, during the Plan Year, the Company will not invest an Employee's deferred Compensation as described in Sections 5.2 or 5.3 above. Rather, part or all of any amounts credited to the Account of a Participant or Inactive Participant as a result of the deferral of all or part of his or her Compensation and Matching Contributions shall accrue interest compounded annually, as consideration for the use or forbearance of money. The accrual of interest begins and the compounding of interest occurs on the first day of each Plan Year or, if later, the date on which an eligible Employee first defers Compensation under the Plan. The rate at which interest accrues shall equal the prime rate, plus one percent, offered to borrowers by a commercial bank in Sunnyvale, California on the last day of the preceding Plan
Year.   The Committee shall select the commercial bank before the first day of the Plan Year during which the accrual occurs. At the sole discretion of the Company, for any Plan Year (i) the full amount of such accrued interest may be allocated to a Participant's Account or (ii) adjusted for any federal, state or local income or employment taxes attributable to such interest, prior to allocating such interest to a Participant's Account. If the full amount of such interest accruals are allocated to a Participant's Account, any federal, state or local income or employment taxes attributable to interest accruals under this
Section 5.4 shall be borne by or inure to the benefit of the Company.

5.5  Investment of Unpaid Balances
---  -----------------------------

          The unpaid balance of all Accounts payable under the Plan shall continue to be credited with the investment earnings or losses described in Sections 5.2 and 5.3 above or, at the election of the Company or Committee, continued accruals of interest as described in Section 5.4 above.

5.6  Company Contributions
---  ---------------------

a.  Matching Contributions
    ----------------------

(1)  Officers and Common-Law Employees
     ---------------------------------

          Prior to the last day (or effective no later than such last day) of any Plan Year quarter for which an eligible Employee has deferred Compensation under this Plan, the Committee may add to his or her Accounts an amount equal to the Company Matching Contributions. Company Matching Contributions shall be allocated to the Participant's Account only during the first 3 years following the Employee's effective date of eligibility. During the Plan's existence, the Company anticipates that its only Matching Contributions shall be in units of Phantom Stock computed in two tiers as described below:


                     Tier I - Company Match Formula
            for Matching First Four Hundred Units of Phantom Stock Purchased With Employee Deferrals in Any Plan Year Quarter
          ----------------------------------------------------------

   Phantom Stock Purchased                            Company Matching
With Current Employee Deferrals                        Contribution
-------------------------------                        ------------

   Each Four Units Up To                                 One Unit
    Four Hundred Units

                        Tier II - Company Match Formula
                for Matching Additional Units of Company Stock
          Purchased With Employee Deferrals in Any Plan Year Quarter
          ----------------------------------------------------------

   Phantom Stock Purchased                             Company Matching
   With Employee Deferrals                              Contribution
   -----------------------                              ------------

   Each Two Units From 401                                One Unit
       To 800 Units

(2)  Outside Directors
     -------------------

          This Plan does not require or permit Company Matching Contributions with respect to the deferrals or Accounts of outside directors.

b.  Other Contributions
    -------------------

          Apart from Compensation deferrals and Matching Contributions, the Company, Employees and outside directors shall not make any contributions for any Participant under this Plan.

c.  Adjustments to Company Contributions
    ------------------------------------

          Once credited to a Participant's or Inactive Participant's Accounts under this Plan, the amounts described in Section 5.6 shall accrue the interest or investment return described in Section 5.2, 5.3, 5.4 and 5.5 above, and shall be paid in accord with Section 7 below.

d.  Class-Year Vesting in Company Contributions
    -------------------------------------------

          Subject to the provisions of Section 5.6(e) below, an Employee shall vest in each Year's Company Matching Contribution as described in Section 5.6(a) above, at a rate determined as follows with reference to the Employee's Years of Service after the allocation of said Matching Contribution to the Employee's
Account:

               Years of Service             Vested Percentage
               ----------------             -----------------

                Fewer than 2                      0%
                2 or more                       100%

          Additionally, if an Employee liquidates (e.g. for distribution or for a transfer to another investment option) any Phantom Stock units acquired with Employee deferrals and if such liquidation occurs fewer than two years after the Employee has received a Company Matching Contribution with respect to Phantom Stock units acquired with Employee deferrals, the Employee shall forfeit the Company Matching Contribution made with respect to such Phantom Stock units. Additionally, except as provided in Section 5.6(e) below, an Employee shall be 100% vested if, (a) prior to his or her Termination of

Employment, the Employee attains age 65, dies or becomes Disabled, or (b) a Change in Control occurs.

e.  Forfeitures for Misconduct.
    ---------------------------

          Without regard to the number of Years of Service an Employee has completed with the Company after receiving any allocation of Matching Contributions and without regard to an Employee's age, Disability or death, if an Employee separates from service with the Company as a result of the Employee's misconduct as determined by the Committee, the Employee shall forfeit all amounts allocated to his or her Accounts under Section 5.6(a) and
(c) above. Such forfeitures will be used to reduce the Company's obligation, if any, to make Matching Contributions to other Participants or to defray the expenses of administering the Plan.

5.7  Company's General Assets
---  ------------------------

          Participant understands and agrees that all Compensation deferred under the Plan and all amounts credited to a Participant's Account under the Plan (a) are the general assets of the Company, (b) may be used in the operation of the Company's business or in any other manner permitted by law, and (c) remain subject to the claims of the Company's general unsecured creditors. Participant agrees, on behalf of Participant and his or her Beneficiary, that
(i) title to any amounts deferred under the Plan or credited to a Participant's Account remains in the Company and (ii) neither Participant nor his or her Beneficiary has any property interests whatsoever in said amounts, except as general creditors of the Company.

6.  EFFECT ON EMPLOYEE BENEFITS
--  ---------------------------

          Amounts deferred under this Plan or distributed pursuant to the terms of this Plan are not taken into account in the calculation of an Employee's benefits under any employee pension or welfare benefit program or under any other compensation policy maintained by the Company, except to the extent provided in such program or policy.

7.  PAYMENT OF DEFERRED COMPENSATION ACCOUNTS
--  -----------------------------------------

7.1  Income Tax Obligations
---  ----------------------

          If an Employee or outside director is assessed federal, state or local income taxes by reason of, and computed on the basis of, his or her undistributed deferred Compensation or undistributed interest accrued on his or her Account, the Employee or outside director shall notify the Committee in writing of such assessment and there shall be distributed from the Employee's or outside director's Account deferred Compensation or accrued interest in an amount equal to such tax assessment, together with any interest due and penalties assessed thereupon within 30 days following such notice; provided however, that if the Committee determines that such assessment is improper, it may request that the Employee or outside director contest the assessment, at the expense of the Company (which expense shall include all costs of appeal and litigation, including legal and accounting fees, and any additional interest assessed on the deficiency from and after the date of the Employee's or outside director's notice to the Committee); and during the period such contest is pending, the sums otherwise distributable pursuant to this Section 7.1 shall not be distributed.

7.2  In-Service Withdrawals
---  ----------------------

a.  Withdrawals to Meet Hardships
    -----------------------------

          If at any time following the first anniversary of initial participation in the Plan, an Employee or outside director incurs a Hardship, as described in Section 2(m) above, the Employee or outside director may, by written notice to the Committee, request that all or any specified part of his or her Account but not less than $1,000 per withdrawal be paid to the Employee or outside director; and such withdrawal, if approved by the Committee, shall be made in a lump sum within 30 days following the Committee's receipt of such notice. The Committee shall have exclusive discretionary authority to determine whether to make a Hardship distribution. The Committee's decision shall be final and binding on all parties. Any Hardship withdrawals from an Account shall reduce the amount available for subsequent distributions from the Account, as the Committee may determine. Despite the foregoing, the Committee may but need not deny a Hardship withdrawal requested by any Employee or outside director who is subject to short-swing trading liability of Section 16(b) of the Securities and Exchange Act of 1934 under circumstances in which said withdrawal may result in the imposition of such liability.

b.  Other Withdrawals.
    ------------------

          Prior to the Termination of his or her Employment, a Participant or Inactive Participant may not withdraw any funds from his or her Account, except as provided in Section 7.1 and in paragraph a. of this Section 7.2.

7.3  Termination of Employment
---  -------------------------

          Upon Termination of the Employment of a Participant or Inactive Participant, the Committee shall distribute his or her Account under the Plan in a lump sum or in no more than ten substantially equal annual installments, as elected by the Participant or Inactive Participant at the time of the deferral of Compensation. The payment from the Account shall occur or commence within 30 days after the first day of the calendar year immediately following the calendar year in which the Termination of Employment occurs.

7.4  Disability
---  ----------

          Upon the Disability of a Participant or Inactive Participant prior to Termination of Employment, the Committee shall distribute his or her Account under the Plan, as elected by the Participant or Inactive Participant, in a lump sum or in no more than ten substantially equal annual installments as elected by the Participant or Inactive Participant at the time of the deferral of Compensation. The payment from the Account shall occur or commence within 30 days after the first day of the calendar year immediately following the calendar year in which the Disability results in the Employee's termination of employment. Prior to the death of the Participant or Inactive Participant, during any period in which a Participant or Inactive Participant remains Disabled, he or she (or his or her legal representative) may request Hardship withdrawals from any undistributed portion of his or her Account. Any such Hardship withdrawals shall reduce the amount available for subsequent distributions from the Account, as the Company in good faith may determine.

7.5  Death Prior to Commencement of Distributions
---  --------------------------------------------

          Upon the death of a Participant or Inactive Participant prior to the commencement of any distribution under Sections 7.3 or 7.4 above, the Account of such Participant or Inactive Participant shall be distributed to his or her Beneficiary, in a lump sum or in no more than ten substantially equal annual installments, as elected at the time of the deferral of Compensation under the Plan. The payment from the Account shall occur or commence within [30] days after the first day of the calendar year immediately following the calendar year in which the death of the Participant or Inactive Participant occurs. During the period between the death of the Participant or Inactive Participant and the commencement of distributions to the Beneficiary, the Beneficiary may request Hardship withdrawals from any undistributed portion of his or her Account. Any such Hardship withdrawals shall reduce the amount available for subsequent distributions from the Plan, as the Company may determine.

7.6  Death After Commencement of Distributions
---  -----------------------------------------

          Upon the death of a Participant or Inactive Participant after the commencement of any distribution in accordance with Sections 7.3 or 7.4 above, the balance remaining in the Account of such Participant or Inactive Participant shall be distributed to his or her Beneficiary in accordance with the terms elected by the Participant or Inactive Participant under Sections 7.3 or 7.4.

7.7  Default Distribution
---  --------------------

          The Company shall accelerate the payment of Accounts under the Plan as a lump sum payment (i) if an Employee or outside director Terminates Employment with the Company at a time when the value of his or her Account is less than $25,000, (ii) at anytime after an Employee's or outside director's Termination of Employment if the value of an Account falls below $10,000 or (iii) if an Employee who has elected installment distributions, terminates employment with the Company and engages in conduct which the Committee in its sole discretion determines to be competition against the Company. Additionally, if a Participant or Inactive Participant fails to elect a form of benefit at the time of his or her deferral of Compensation, the Company shall distribute the Account in a lump sum within 30 days after the Account first becomes payable, for any reason other than Hardship under the Plan.

7.8  Withholding and Other Tax Consequences
---  --------------------------------------

          From any payments made under this Plan, the Company shall withhold any taxes or other amounts which federal, state or local law requires the Company to deduct, withhold and deposit. The Company's determination of the type and amount of taxes to be withheld from any payment shall be final and binding on all persons having or claiming to have an interest in this Plan or in any Account under this Plan.

7.9  Restrictions on Distributions and Withdrawals
---  ---------------------------------------------

          The Plan Administrator may but need not prohibit or delay the liquidation or other disposition of any Phantom Stock units or the issuance, acquisition or distribution on any shares of Company common stock with respect to payments (or the withholding of tax on such payments) to any person who is subject to short-swing trading liability under Section 16(b) of the Securities and Exchange Act of 1934 if said liquidation, disposition, issuance, acquisition or distribution may result in the imposition of such liability.

8.  FUNDING
--  -------

          All amounts deferred under this Plan remain or become general assets of the Company. All payments under this Plan shall come from the general assets of the Company. The amounts credited to an Employee's or outside director's Account are not secured by any specific assets of the Company. This Plan shall not be construed to require the Company to fund any of the benefits provided hereunder or to establish a trust or purchase an insurance policy or other product for such purpose. The Company may make such arrangements as it desires to provide for the payment of benefits. Neither an Employee, outside director, Participant or Inactive Participant nor his or her Beneficiary or estate shall have any rights against the Company with respect to any portion of any Account under the Plan except as general unsecured creditors. No Employee, outside director, Participant, Inactive Participant, Beneficiary or estate has an interest in any Account under this Plan until the Employee, outside director, Participant, Inactive Participant, Beneficiary or estate actually receives payment from the Account.

9.  SUSPENSION OF PAYMENTS UPON COMPANY'S INSOLVENCY
--  ------------------------------------------------

          At all times during the continuance of any trust established in connection with this Plan ("Trust"), if the Plan Administrator determines that the Company's financial condition is likely to result in the suspension of benefit payments from the Trust, the Plan Administrator shall advise Participants, Inactive Participants and Beneficiaries that payments from the Trust shall be suspended. If the Trustee subsequently resumes such payments, the Administrator shall advise Participants, Inactive Participants and Beneficiaries that, if Trust assets are sufficient, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants, Inactive Participants and Beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made directly by the Company during any period of discontinuance. No insufficiency of Trust assets shall relieve the Company of its obligation to make payments when due under the Plan.

10.  NON-ALIENATION OF BENEFITS
---  --------------------------

          The interest of any Employee, outside director, Participant, Inactive Participant or Beneficiary shall not be subject to sale, assignment, transfer, conveyance, hypothecation, encumbrance, garnishment, attachment, anticipation, pledge, alienation or other disposition prior to actual distribution from the Plan; and any attempt to effect such disposition shall be void. No portion of any Account shall, prior to receipt thereof, be subject to the debts, contracts, liabilities, or engagements of any Employee, outside director, Participant, Inactive Participant or Beneficiary. Nothing in the preceding sentence shall prohibit the Company from recovering from an Employee, outside director, Participant, Inactive Participant or Beneficiary any payments to which he or she was not entitled under the Plan.

11.  LIMITATION OF RIGHTS
---  --------------------

          Nothing in this Plan document or in any related instrument shall cause this Plan to be treated as a contract of employment within the meaning of the Federal Arbitration Act, 9 U.S.C. 1 et seq., or shall be construed as evidence of any agreement or understanding, express or implied, that the Company (a) will employ or engage any person in any particular position or level of Compensation,
(b) will offer any person initial or continued participation or awards in any commission, bonus or other compensation program, or (c) will continue any person's employment or engagement with the Company.

12.  BEST PAYMENTS
---  -------------

(a) If the gross amount of any payment or benefit under this Plan, either separately or in combination with any other payment or benefit payable by the Company or any of its affiliates or pursuant to a plan of the Company or an affiliate, would constitute a parachute payment within the meaning of the Code Section 280G, then the total payments and benefits accrued and payable under this Plan shall not exceed the amount necessary to maximize the amount receivable by the Employee after payment of all employment, income and excise taxes imposed on the Employee with respect to such payments or benefits.

(b) The Employee may elect by written notice which items of compensation, if any, shall be reduced so as to meet the requirements of Section 12(a) above. If there is a dispute between the Company and the Employee regarding (i) the extent, if any, to which any payments or benefits to the Employee are parachute payments or excess parachute payments, under Code
     Section 280G, or (ii) the base amount of such Employee's Compensation under Code Section 280G, or (iii) the status of such Employee as a disqualified individual, under Code Section 280G, such dispute shall be resolved in the same manner as a claim for benefits under this Plan.

(c) Within 60 days of a Change in Control or, if later, within 30 days of the Employee's receiving notice of termination of employment from the Company or the Company's receiving notice of termination of employment from the Employee, either the Employee or the Company may request (i) a determination of the amount of any parachute payment, excess parachute payment, or base amount of compensation, or (ii) a determination of the reduction necessary to maximize the net receipts of the Employee as described in Section 12(a) above. Any fees, costs or expenses incurred by the Employee in connection with such determinations shall be paid equally by the Employee and the Company.

13.  NOTICE UNDER WARN
---  -----------------

(a) Any amounts paid (i) to any Employee under the Worker Adjustment and Retraining Notification Act of 1988 ("WARN") or under any other laws regarding termination of employment, or (ii) to any third party for the benefit of said Employee or for the benefit of his or her dependents shall not be offset or reduced by any amounts paid or determined to be payable by the Company to said Employee or to his or her dependents under this Plan.

(b) A Change in Control shall not be considered an "unforeseeable business circumstance" under WARN that would relieve the Company of its obligation to provide layoff notice to Participants or Inactive Participants under this Plan. In determining whether there has occurred an "employment loss" that would entitle a Participant or Inactive Participant to notice under WARN, any voluntary or involuntary separation of the Participant or Inactive Participant shall be treated as an employment loss entitling the Employee to such notice.

14.  AMENDMENT OR TERMINATION OF PLAN
---  --------------------------------

(a) Prior to a Change in Control, the Board of Directors may modify, suspend or terminate the Plan in any manner that does not (i) reduce any benefits accrued under this Plan or (ii) constitute a forfeiture of any benefits vested under this Plan. After a Change in Control, the Plan may not be amended or terminated in any manner that adversely affects the fixed or contingent rights of any Participant or Inactive Participant under the Plan, including but not limited to the right to continue to defer the receipt of payments until the times specified in Section 7 above or the right to accrue interest or investment earnings at the rate and in the manner described in Section 5 above.

(b) Except where the law imposes other requirements, in modifying, suspending or terminating the Plan, or in taking any other action with respect to the implementation, operation, maintenance or administration of the Plan, the Board of Directors may act by a resolution of the full Board or by a resolution of the Compensation Committee of the Board.

(c) This Plan shall terminate immediately if an impartial arbitrator or court of competent jurisdiction determines that this Plan is not exempt from the fiduciary provisions of Part 4 of Title I of ERISA. The Plan shall terminate as of the date it ceased to be exempt.

(d) Upon termination of the Plan, the Plan Administrator shall distribute all Accounts, as determined in the sole discretion of the Plan Administrator
     (i) in a lump sum to all Participants or (ii) in accordance with the method designated by Participants at the time of their deferrals.

15.  ADMINISTRATIVE PROCEDURES AND DISPUTE RESOLUTION
---  ------------------------------------------------

15.1  Plan Administrator
----  ------------------

          The Plan Administrator shall be the Company. The Company may establish an Administrative Committee composed of any persons, including officers or employees of the Company, who act on behalf of the Company in discharging the duties of the Company in administering the Plan. No Administrative Committee member who is a full-time officer, employee or outside director of the Company shall receive compensation with respect to his or her service on the Administrative Committee. Any member of the Administrative Committee may resign by delivering his or her written resignation to the Board of Directors of the Company or to the Compensation Committee of the Board. The full Board or the Compensation Committee of the Board may remove any Committee member by providing him or her with ten (10) days advance written notice of the removal.

15.2  Committee Organization and Procedures
----  -------------------------------------

(a) The Chief Financial Officer and Corporate Secretary of the Company may designate a chairperson from the members of the Administrative Committee. The Administrative Committee may appoint a secretary, who may or may not be a member of the Administrative Committee. The secretary shall have the primary responsibility for keeping a record of all meetings and acts of the Administrative Committee and shall have custody of all documents, the preservation of which shall be necessary or convenient to the efficient functioning of the Administrative Committee. All reports required by law may be signed by the Chairperson or another member of the Administrative Committee, as designated by the Chairperson, on behalf of the Company.

(b) The Administrative Committee shall act by a majority of its members in office and may adopt such rules and regulations as it deems desirable for the conduct of its affairs. If the Company, the Plan, any Participant or Inactive Participant is or becomes subject to any rules of the Securities and Exchange Commission or any national or regional securities exchange, the Company and the members of the Administrative Committee shall take any actions which are necessary or desirable for the maintenance, modification or operation of the Plan in accordance with those rules.

15.3      Administrative Authority
----      ------------------------

          The Company and the Committee have discretionary authority to perform all functions necessary or appropriate to the operation of the Plan, including without limitation authority to (a) construe and interpret the provisions of the Plan document and any related instrument and determine any question arising under the Plan document or related instrument, or in connection with the administration or operation thereof; (b) determine in its sole discretion all facts and relevant considerations affecting the eligibility of any Employee to be or become a Participant; (c) decide eligibility for, and the amount of, benefits for any Participant, Inactive Participant or Beneficiary; (d) authorize and direct all disbursements under the Plan; and (e) employ and engage such persons, counsel and agents and to obtain such administrative, clerical, medical, legal, audit and actuarial services as it may deem necessary in carrying out the provisions of the Plan. The Company shall be the "administrator" as defined in
Section 3(16)(A) of ERISA for purposes of the reporting and disclosure requirements of ERISA and the Code. The Corporate Secretary of the Company (or in his or her absence, the Chief Financial Officer of the Company) shall be the agent for service of process on the Plan.

15.4  Expenses
----  --------

          All reasonable expenses that are necessary to operate and administer the Plan shall be paid directly by the Company. All reasonable costs incurred by a Committee member in the discharge of the Company's or his or her duties under the Plan shall be paid or reimbursed by the Company. Such costs shall include fees or expenses arising from the Committee's retention, with the consent of the Company, of any attorneys, accountants, actuaries, consultants or recordkeepers required by the Committee to discharge its duties under the Plan. Nothing in the preceding two sentences or in any other provisions of the Plan shall require the Company to pay or reimburse any Committee member or any other person for any cost, liability, loss, fee or expense incurred by the Committee member or other person in any dispute with the Company; nor may any Committee member or other person reimburse himself, herself or itself from any Plan contributions or from the principal or income of investment or funding vehicle for the Plan for any such cost, liability, loss, fee or expense.

15.5  Insurance
----  ---------

          The Company may, but need not, obtain liability insurance to protect its directors, officers, employees or representatives against loss in the discharge of their administrative responsibilities in the operation of the Plan.

15.6  Claims Procedure
----  ----------------

(a) A claim for benefits shall be considered filed only when actually received by the Plan Administrator.

(b) Any time a claim for benefits is wholly or partially denied, the Participant, Inactive Participant or Beneficiary (hereinafter "Claimant") shall be given written notice of such denial within 30 days after the claim is filed, unless special circumstances require an extension of time for processing the claim. If there is an extension, the Claimant shall be notified of the extension and the reason for the extension within the initial 30-day period. The extension shall expire within 60 days after the claim is filed. Such notice will indicate the reason for denial, the pertinent provisions of the Plan on which the denial is based, an explanation of the claims appeal procedure set forth herein, and a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary.

15.7      Appeal Procedures
----      -----------------

(a) Any person who has had a claim for benefits denied by the Plan Administrator, or is otherwise adversely affected by the action or inaction of the Plan Administrator, shall have the right to request review by the Plan Administrator. Such request must be in writing, and must be received by the Plan Administrator within 60 days after such person receives notice of the Plan Administrator's action. If written request for review is not made within such 60-day period, the Claimant shall forfeit his or her right to review. The Claimant or a duly authorized representative of the Claimant may review all pertinent documents and submit issues and comments in writing.

(b) The Plan Administrator shall then review the claim. The Plan Administrator may issue a written decision reaffirming, modifying or setting aside its former action within 30 days after receipt of the written request for review, or 60 days if special circumstances require an extension. The Claimant shall be notified in writing of any such extension within 30 days following the request for review. An original or copy of the decision shall be furnished to the Claimant. The decision shall set forth the reasons and pertinent plan provisions or relevant laws on which the decision rests. The decision shall be final and binding upon the Claimant and the Plan Administrator and all other persons having or claiming to have an interest in the Plan or in any Account established under the Plan.

15.8      Arbitration
----      -----------

(a) Any Participant's, Inactive Participant's or Beneficiary's claim remaining unresolved after exhaustion of the procedures in Section 15.6 and 15.7 (and to the extent permitted by law any dispute concerning any breach or claimed breach of duty regarding the Plan) shall be settled solely by binding arbitration at the Employer's principal place of business at the time of the arbitration, in accordance with the

     Employment Claims Rules of the American Arbitration Association. Judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party to any dispute regarding the Plan shall pay the fees and costs of presenting his, her or its case in arbitration. All other costs of arbitration, including the costs of any transcript of the proceedings, administrative fees, and the arbitrator's fees shall be borne equally by the parties.

(b) Except as otherwise specifically provided in this Plan, the provisions of this Section 15.8 shall be absolutely exclusive for any and all purposes and fully applicable to each and every dispute regarding the Plan including any claim which, if pursued through any state or federal court or administrative proceeding, would arise at law, in equity or pursuant to statutory, regulatory or common law rules, regardless of whether such claim would arise in contract, tort or under any other legal or equitable theory or basis. The arbitrator who hears or decides any claim under the Plan shall have jurisdiction and authority to award only Plan benefits and prejudgment interest; and apart from such benefits and interest, the arbitrator shall not have any authority or jurisdiction to make any award of any kind including, without limitation, compensatory damages, punitive damages, foreseeable or unforeseeable economic damages, damages for pain and suffering or emotional distress, adverse tax consequences or any other kind or form of damages. The remedy, if any, awarded by such arbitrator shall be the sole and exclusive remedy for each and every claim which is subject to arbitration pursuant to this Section 15.8. Any limitations on the relief that can be awarded by the arbitrator are in no way intended (i) to create rights or claims that can be asserted outside arbitration or (ii) in any other way to reduce the exclusivity of arbitration as the sole dispute resolution mechanism with respect to this Plan.

(c) The Plan and the Company will be the necessary parties to any action or proceeding which involves the Plan. No person employed by the Company, no Participant, Inactive Participant or Beneficiary or any other person having or claiming to have an interest in the Plan will be entitled to any notice or process, unless such person is a named party to the action or proceeding. In any arbitration proceeding all relevant statutes of limitation shall apply. Any final judgment or decision that may be entered in any such action or proceeding will be binding and conclusive on all persons having or claiming to have any interest in the Plan.

15.9      Notices
----      -------

          Any notice from the Company or the Committee to an Employee, outside director, Participant, Inactive Participant or Beneficiary regarding this Plan may be addressed to the last known residence of said person as indicated in the records of the Company. Any notice to, or any service of process upon, the Company or the Committee with respect to this Plan may addressed as follows:

                    Mr. Kenneth Wees
                    Corporate Secretary
                    California Microwave, Inc.
                    1143 Borregas Avenue
                    Sunnyvale, California 94089

15.10  Indemnification
-----  ---------------

          To the extent permitted by law, the Company shall, and hereby does, indemnify and hold harmless any director, officer or employee of the Company who is or may be deemed to be responsible for the operation of the Plan, from and against any and all losses, claims, damages or liabilities (including attorneys' fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from a duty, act, omission or decision with respect to the Plan, so long as such duty, act, omission or decision does not involve gross negligence or willful misconduct on the part of such director, officer or employee. Any individual so indemnified shall, within ten (10) days after receipt of notice of any action, suit or proceeding, notify the Corporate Secretary of the Company (or in the absence of the Corporate Secretary, the Chief Financial Officer ("CFO") of the Company) and offer in writing to the Secretary or CFO the opportunity, at the Company's expense, to handle and defend such action, suit or proceeding, and the Company shall have the right, but not the obligation, to conduct the defense in any such action, suit or proceeding. An individual's failure to give the Corporate Secretary or CFO such notice and opportunity shall relieve the Company of any liability to said individual under this Section 15.10. The Company may satisfy its obligations under this provision (in whole or in part) by the purchase of insurance. Any payment by an insurance carrier to or on behalf of such individual shall, to the extent of such payment, discharge any obligation of the Company to the individual under this indemnification.

16.  MISCELLANEOUS
---  -------------

16.1  Alternative Acts and Times
----  --------------------------

          If it becomes impossible or burdensome for the Company or the Committee to perform a specific act at a specific time required by this Plan, the Company or Committee may perform such alternative act which most nearly carries out the intent and purpose of this Plan and may perform such required or alternative act at a time as close as administratively feasible to the time specified in this Plan for such performance. Nothing in the preceding sentence shall allow the Company or Committee to accelerate or defer any payments to Participants or Inactive Participants under this Plan, except as otherwise expressly permitted herein.

16.2  Gender and Number
----  -----------------

          Whenever used herein, pronouns shall include all genders, and the singular shall include the plural, and the plural shall include the singular, whenever the context shall plainly so requires.

16.3  Governing Law and Severability
----  ------------------------------

          This Plan shall be construed in accordance with the laws of the State of California (exclusive of its rules regarding conflicts of law) to the extent that such laws are not preempted by ERISA or other federal laws. If any provision of this Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan which shall be construed as if said illegal or invalid provision had never been included.

16.4  Facility of Payment
----  -------------------

          If the Plan Administrator, in its sole discretion, determines that any Employee, outside director, Participant, Inactive Participant or Beneficiary by reason of infirmity, minority or other disability, is physically, mentally or legally incapable of giving a valid receipt for any payment due him or her or is incapable of handling his or her own affairs and if the Plan Administrator is not aware of any legal representative appointed on his or her behalf, then the Plan Administrator, in its sole discretion, may direct (a) payment to or for the benefit of the Employee, outside director, Participant, Inactive Participant or Beneficiary; (b) payment to any person or institution maintaining custody of the Employee, outside director, Participant, Inactive Participant or Beneficiary; or (c) payment to any other person selected by the Plan Administrator to receive, manage and disburse such payment for the benefit of the Employee, outside director, Participant, Inactive Participant or Beneficiary. The receipt by any such person of any such payment shall be a complete acquittance therefor; and any such payment, to the extent thereof, shall discharge the liability of the Company, the Committee, and the Plan for any amounts owed to the Employee, outside director, Participant, Inactive Participant or Beneficiary hereunder. In the event of any controversy or uncertainty regarding who should receive or whom the Plan Administrator should select to receive any payment under this Plan, the Plan Administrator may seek instruction from a court of proper jurisdiction or may place the payment (or entire Account) into such court with final distribution to be determined by such court.

16.5  Correction of Errors
----  --------------------

          Any crediting of Compensation or interest accruals to the Account of any Employee, outside director, Participant, Inactive Participant or Beneficiary under a mistake of fact or law shall be returned to the Company. If an Employee, outside director, Participant, Inactive Participant or Beneficiary in an application for a benefit or in response to any request by the Company or the Plan Administrator for information, makes any erroneous statement, omits any material fact, or fails to correct any information previously furnished incorrectly to the Company or the Plan Administrator, or if the Plan Administrator makes an error in determining the amount payable to an Employee, outside director, Participant, Inactive Participant or Beneficiary, the Company or the Plan Administrator may correct its error and adjust any payment on the basis of correct facts. The amount of any overpayment or underpayment may be deducted from or added to the next succeeding payments, as directed by the Plan Administrator. The Plan Administrator and the Company reserve the right to maintain any action, suit or proceeding to recover any amounts improperly or incorrectly paid to any person under the Plan or in settlement of a claim or satisfaction of a judgment involving the Plan and to obtain any other remedies available under federal or state law.

16.6  Missing Persons
----  ---------------

          In the event a distribution of part or all of an Account is required to be made from the Plan to an Employee, outside director, Participant, Inactive Participant or

Beneficiary, and such person cannot be located, the relevant portion of the Account shall escheat in accordance with the laws of the State of California. If the affected Employee, outside director, Participant, Inactive Participant or Beneficiary later presents himself or herself for payment by the Company, his or her portion of the Account shall be reinstated and distributed as soon as administratively feasible. The Company shall reinstate the amount forfeited by reclaiming such amount from the State of California, and allocating it to the Account of the affected Employee, outside director, Participant, Inactive Participant or Beneficiary. Prior to forfeiting any Account, the Company shall attempt to contact the Employee, outside director, Participant, Inactive Participant or Beneficiary by return receipt mail (or other carrier) at his or her last known address according to the Company's records, and, where practical, by letter-forwarding services offered through the Internal Revenue Service, or the Social Security Administration, or such other means as the Plan Administrator deems appropriate.

16.7  Status of Participants
----  ----------------------
               In accordance with Revenue Procedure 92-65 Section 3.01(d), this Plan hereby provides:

(a) Employees, outside directors, Participants and Inactive Participants under this Plan shall have the status of general unsecured creditors of the Company;

(b) This Plan constitutes a mere promise by the Company to make benefit payments in the future;

(c) Any trust to which this Plan refers (i.e. any trust created by the Company and any assets held by the trust to assist the Company in meeting its obligations under the Plan) shall conform to the terms of the model trust described in Revenue Procedure 92-64; and

(d) It is the intention of the parties that the arrangements under this Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

16.8  Company Stock Subject to The Plan
----  ---------------------------------

a.  Number of Shares
    ----------------

          Without limiting the application of Section 16.8(b) below, regarding changes in the capital structure of the Company, the maximum aggregate number of shares of Company

Common Stock which may be distributed to any Employee under this Plan is the number sufficient to enable Employees and outside directors to satisfy the equity holding requirements imposed by the Company.

b.  Changes In Capital Structure
    ----------------------------

          Subject to any required action by the shareholders and directors of the Company, the number of units of Phantom Stock allocable to the Account of any Employee and the number of Shares of Common Stock distributable from the Account of any Participant or Inactive Participant and the per-unit value or per-share price thereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, combination, reclassification, the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such Shares of Common Stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

          The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number or class of securities covered by the Plan, as well as the value thereof or price to be paid therefor, in the event of the Company's effecting one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of the number of shares of its outstanding Common Stock, or in the event of the Company's being consolidated with or merged into any other corporation. Unless otherwise determined by the Committee, upon the dissolution or liquidation of the Company or upon any merger or consolidation in any Plan Year, if the Company is not the surviving corporation, a Participant's right to receive units of Phantom Stock or shares of Company Stock computed with reference to a Participant's Compensation deferrals for the entire Plan Year or with reference to the value of a Participant's or Inactive Participant's Account, shall terminate and thereupon become null and void.

c.  Necessary Actions
    -----------------

          The Plan shall become effective on January 1, 1999. The Plan shall continue in effect for a term of twenty (20) years unless sooner terminated or unless extended by the Board as described above. To the extent required by law, as determined by the Company, the adoption of the Plan shall be subject to approval by the affirmative vote of the shareholders of the Company in accordance with the federal laws of the United States or of the state of California if applicable. Shares of Common Stock or units of Phantom Stock shall not be issued with respect to any Compensation deferrals under the Plan unless the issuance and delivery of such securities pursuant thereto shall comply with all relevant provisions of federal, state and local securities laws. As a condition to the issuance of securities under the Plan, the Company may require the Participant or Inactive Participant to represent and warrant, at the time of any allocation of the securities, that the securities are being acquired only for investment and without any present intention to sell or distribute such securities if, in the opinion of the Company, such a representation is required by any of the aforementioned relevant provisions of law. During the term of this Plan, the Company will at all times reserve and keep available the number of securities as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain pertinent approval or exemption from any regulatory body having jurisdiction and authority deemed by the Company to be necessary to the lawful allocation, issuance or sale of any securities hereunder shall relieve the Company of any liability in respect of the nonallocation, nonissuance or nonsale of such securities as to which such requisite authority shall not have been obtained.

16.9  Employee and Spouse Acknowledgement
----  -----------------------------------

          By executing or completing a deferral election, enrollment, beneficiary designation or investment instruction form for this Plan, each Employee or outside director on behalf of himself or herself -- and, if Employee or outside director is married, on behalf of his or her spouse -- thereby acknowledges the following: (a) each of them has read and understood this Plan document, (b) each of them knowingly and voluntarily agrees to be bound by the provisions of the Plan, as amended unilaterally by the Employer from time to time, including those Plan provisions which require the resolution of disputes by binding out-of-court arbitration. Employees and outside directors further acknowledges that they have had the opportunity to consult with counsel of their own choosing with respect to all of the financial, tax and legal consequences of participating in this Plan, including in particular the effects of participation on any community property or other interest which the Employee's or outside director's spouse may have in the amounts deferred under this California Microwave, Inc. Supplemental Executive Deferred Compensation Plan.

     IN WITNESS WHEREOF, each of the undersigned has executed this document on the date set forth adjacent to his or her signature below.

                                         California Microwave, Inc.



     Dated: December 20, 1998            By: /s/ Donna Birks
            --------------------             ------------------------------
                                             Donna Birks
                                             Executive Vice President and Chief
                                             Financial Officer

     Dated: December 20, 1998            By: /s/ Kenneth Wees
            -----------------                -------------------------------

                                             Kenneth Wees
                                             Vice President, General Counsel and
                                             Secretary